First Amendment to Mirage Resorts, Incorporated
                      Non-Qualified Deferred Compensation Plan

               WHEREAS, Mirage Resorts, Incorporated has established a deferred compensation plan effective as of February 1, 1997 (the "Deferred Compensation Plan");

               WHEREAS, the time available before the Eligible Employees were required to make an election with respect to the first Plan Year was too short for all of the Eligible Employees to become familiar with the Deferred Compensation Plan and make a knowledgeable choice;

               WHEREAS, Mirage Resorts, Incorporated desires to provide another opportunity to elect to defer compensation to those Eligible Employees who did not make an election to defer compensation on or before the Election Date for the first Plan Year, as defined in the Deferred Compensation Plan prior to this amendment;

               WHEREAS, the elections to defer compensation made by Eligible Employees on or before the Election Date for the first Plan Year, as defined in the Deferred Compensation Plan prior to this amendment, are irrevocable and are not to be affected in any manner by this amendment;

               NOW, THEREFORE, it is declared as follows:

               1. AMENDED DEFINITIONS. The following definitions in the Deferred Compensation Plan are amended to read as follows:

               "ELECTION DATE" shall mean (i) with respect to the first Plan Year, except as provided in clause (ii) of this definition, February 21, 1997; (ii) with respect to the first Plan Year, March 31, 1997, but only for Eligible Employees who did not elect to defer compensation on or before February 21, 1997; and (iii) with respect to each subsequent Plan Year, December 1 of the immediately preceding Plan Year.

                                  Exhibit (eee)

               "PLAN YEAR" shall mean, with respect a Participant, that period beginning on the first day of the Participant's first pay period that begins on or after January 1, and ending on the last day of the Participant's pay period that ends on or includes the following December 31; provided, however, that the first Plan Year shall be a short year beginning on the first day of the Participant's first pay period that begins on or after February 21, 1997 (if such employee elected on or before such date), or that begins after March 31, 1997 (if such employee did not elect to defer compensation on or before February 21, 1997, but did so elect on or before March 31, 1997), and in each case ending on the last day of the Participant's pay period that ends on or includes December 31, 1997.

               2. OTHER CAPITALIZED TERMS. Except as otherwise expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Deferred Compensation Plan.

               3. CONFIRMATION. In all other respects, the terms of the Deferred Compensation Plan are hereby confirmed and shall remain in full force and effect.

               IN WITNESS WHEREOF, Mirage Resorts, Incorporated has caused this document to be executed by its duly authorized officer as of February 28, 1997.

                                        MIRAGE RESORTS, INCORPORATED


                                             DANIEL R. LEE
                                             -----------------------
                                        By   Daniel R. Lee
                                        its  Chief Financial Officer


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